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                                                                     EXHIBIT 5.1


           [LETTERHEAD OF GOODWIN, PROCTER & HOAR LLP APPEARS HERE]


                               November 25, 1997



Beacon Properties Corporation
50 Rowes Wharf
Boston, MA 02110

     Re:    Legality of Securities to be Registered Under
            Registration Statement on Form S-3
            ----------------------------------------------

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration on Form S-3, pursuant to the Securities Act of 1933, as amended, (the "Securities Act"), of 289,504 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of Beacon Properties Corporation, a Maryland corporation (the "Company"), that may be issued by the Company pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan").

     In connection with rendering this opinion, we have examined the Articles of Incorporation of the Company, as amended; the Amended and Restated Bylaws of the Company, as amended; such records of the corporate proceedings of the Company as we deem appropriate for the purposes of this opinion; the registration statement on Form S-3 under the Securities Act relating to the Shares (the "Registration Statement") and the exhibits thereto; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the laws of The Commonwealth of Massachusetts and the Maryland General Corporation Law.

     Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid in accordance with the terms of the Plan and pursuant to the Registration Statement, such Shares will be validly issued, fully paid and non-assessable shares of Common Stock.
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                          GOODWIN, PROCTER & HOAR LLP

Beacon Properties Corporation
November 25, 1997
Page 2



     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities, as to which we express no opinion.

     This opinion is based upon currently existing statutes, rules and regulations and judicial decisions and is rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

     We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement. We are furnishing this letter to you in connection with the filing of the Registration Statement and consent to the filing of this opinion as an exhibit to the Registration Statement. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose.


                                    Very truly yours,

                                    /s/ Goodwin, Procter & Hoar  LLP

                                    GOODWIN, PROCTER & HOAR  LLP